Exhibit 99.2

Envigo RMS Holding Corp. and Subsidiaries

ANNUAL REPORT

For the Year Ended December 31, 2020

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

i

Independent Auditor’s Report

To the Board of Directors

Envigo RMS Holding Corp. and Subsidiaries

Indianapolis, Indiana

Opinion

We have audited the consolidated financial statements of Envigo RMS Holding Corp. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended and for the Period June 3, 2019 to December 31, 2019, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year then ended and for the Period June 3, 2019 to December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for  the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 31, 2021, except for Notes 1, 20, and 22, as to which the date is September 21, 2021

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

(DOLLARS IN THOUSANDS)

	Year Ended	Period June 3, 2019 to
	December 31, 2020	December 31, 2019
Net revenue	$246,369	$139,661
Operating costs
Cost of sales	(192,360)	(111,594)
Selling, general and administrative expenses	(40,610)	(22,225)
Amortization of intangible assets	(2,549)	(1,422)
Loss on impairment of property, plant and equipment, goodwill and intangible assets	(49,806)	—
Gain on sale of animal colony	12,386	—
Other operating expense	(5,440)	(11,263)
Operating loss	(32,010)	(6,843)
Interest expense, net	(9,331)	(6,195)
Interest expense, net - related parties	(47)	—
Gain on bargain purchase of business	—	2,137
Gain on extinguishment of debt	633	—
Foreign exchange (losses) gains	(1,574)	441
Other income	83	626
Loss from continuing operations, before income taxes	(42,246)	(9,834)
Income tax (expense) benefit	(11,262)	2,371
Loss from continuing operations	(53,508)	(7,463)
Income (loss) from discontinued operations, net of tax	268	(408)
Consolidated net income loss	(53,240)	(7,871)
Net loss attributable to non-controlling interests	365	225
Net loss attributable to the stockholders	$(52,875)	$(7,646)

See accompanying notes to consolidated financial statements

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

(DOLLARS IN THOUSANDS)

	Year Ended December 31, 2020	Period June 3, 2019 to December 31, 2019
Consolidated net loss	$(53,240)	$(7,871)
Other comprehensive income, net of tax
Foreign currency translation	3,151	578
Defined benefit plans:
Actuarial losses, net of taxes	(2,333)	(246)
Foreign currency translation	(127)	164
Other comprehensive income, net of tax	691	496
Consolidated comprehensive loss	(52,549)	(7,375)
Comprehensive loss attributable to non-controlling interests	365	225
Comprehensive loss attributable to the stockholders	$(52,184)	$(7,150)

See accompanying notes to consolidated financial statements

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019

(DOLLARS IN THOUSANDS)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$32,405	$21,744
Accounts receivable (net of allowances of $1,824 and $1,872, respectively)	58,501	34,122
Unbilled receivables	556	500
Inventories, net	29,663	29,350
Prepaid expenses and other current assets	11,755	12,704
Assets held for sale	4,408	—
Current assets of discontinued operations	1,504	1,095
Total current assets	138,792	99,515

Property, plant and equipment, net	75,580	82,652
Goodwill	—	39,679
Intangible assets, net	22,338	35,415
Long-term deferred tax assets	—	10,078
Other assets	3,445	8,880
Total assets	$240,155	$276,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,181	$27,857
Accrued payroll and other benefits	8,118	8,149
Accrued expenses and other liabilities	4,793	3,949
Fees invoiced in advance	6,586	6,624
Current portion of long-term debt	—	1,002
Liabilities held for sale	1,099	—
Current liabilities of discontinued operations	1,307	1,207
Total current liabilities	37,084	48,788

Long-term debt, net	127,303	108,718
Related party debt, net	6,440	—
Other liabilities	8,906	6,156
Long-term deferred tax liabilities	587	233
Total liabilities	180,320	163,895

Commitment and contingencies (Note 21)

Company stockholders’ equity (per share and shares in whole dollars)
Common stock, Class A, $0.01 par value, 30,000 shares authorized, 18,618 issued and outstanding as of December 31, 2020 and 2019; and Class B, $0.01 par value, 3,000 shares authorized, 1,147 issued and outstanding as of December 31, 2020 and 2019	—	—
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Paid in capital	123,202	122,756
Retained deficit	(54,239)	(1,364)
Accumulated other comprehensive loss	(8,142)	(8,833)
Total company stockholders’ equity	60,821	112,559
Non-controlling interests in subsidiaries	(986)	(235)
Total stockholders’ equity	59,835	112,324
Total liabilities and stockholders’ equity	$240,155	$276,219

See accompanying notes to consolidated financial statements

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020 AND PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

(DOLLARS IN THOUSANDS)

	Common Stock								Accumulated
	Class A – Voting		Class B - Non-Voting		Preferred Stock				Other	Non-
							Paid in	Retained	Comprehensive	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interests	Total
Balance - December 31, 2019	18,618	$—	1,147	$—	—	$—	$122,756	$(1,364)	$(8,833)	$(235)	$112,324
Consolidated net loss	—	—	—	—	—	—	—	(52,875)	—	(365)	(53,240)
Actuarial losses (net of tax)	—	—	—	—	—	—	—	—	(2,816)	—	(2,816)
Pension cost amortization	—	—	—	—	—	—	—	—	483	—	483
Stock compensation expense	—	—	—	—	—	—	446	—	—	—	446
Other	—	—	—	—	—	—	—	—	—	(371)	(371)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	3,024	(15)	3,009
Balance - December 31, 2020	18,618	$—	1,147	$—	—	$—	$123,202	$(54,239)	$(8,142)	$(986)	$59,835

	Common Stock								Accumulated
	Class A – Voting		Class B - Non-Voting		Preferred Stock				Other	Non-
							Paid in	Retained	Comprehensive	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Interests	Total
Balance - June 3, 2019	18,618	$—	1,147	$—	—	$—	$112,546	$6,507	$(7,698)	$(6)	$111,349
Consolidated net loss	—	—	—	—	—	—	—	(7,871)	—	(225)	(8,096)
Capital contribution from parent	—	—	—	—	—	—	10,210	—	—	—	10,210
Actuarial losses (net of tax)	—	—	—	—	—	—	—	—	(639)	—	(639)
Pension cost amortization	—	—	—	—	—	—	—	—	246	—	246
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(742)	(4)	(746)
Balance - December 31, 2019	18,618	$—	1,147	$—	—	$—	$122,756	$(1,364)	$(8,833)	$(235)	$112,324

See accompanying notes to consolidated financial statements

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

(DOLLARS IN THOUSANDS)

	Year Ended	Period June 3, 2019 to
	December 31, 2020	December 30, 2019
Cash flows from operating activities:
Consolidated net loss	$(53,240)	$(7,871)
Adjustments to reconcile consolidated loss to net cash provided by operating activities:
Depreciation and amortization	10,686	5,860
Loss on disposal of property, plant and equipment	609	220
Amortization of original issuance discount and debt issuance costs included in interest expense	200	68
Amortization of inventory step-up	2,040	1,662
Non-cash stock compensation expense	446	—
Gain on sale of animal colony	(12,386)	—
Gain on disposal of businesses	—	(2,757)
Loss on impairment of property, plant and equipment, goodwill and intangible assets	49,806	—
Gain on extinguishment of debt	(633)	—
Impairment of assets held for sale	—	235
Gain on bargain purchase of business	—	(2,137)
Foreign exchange losses (gains) on intercompany balances	1,576	(781)
Deferred income tax expense (benefit)	10,411	(3,168)
Undistributed losses (income) of noncontrolling interest	395	(225)
Provision for losses on accounts receivable	(427)	182
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(10,708)	(6,058)
Prepaid expenses and other current assets	871	(313)
Inventories, net	1,150	1,825
Accounts payable, accrued expenses and other liabilities	(9,244)	9,545
Fees invoiced in advance	(158)	7,846
Defined benefit pension plan liabilities	(1,134)	(503)
Other	(739)	(428)
Net cash (used in) provided by operating activities	(10,479)	3,202
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,948)	(2,199)
Net proceeds from divestiture of businesses	—	2,170
Net cash used in investing activities	(2,948)	(29)
Cash flows from financing activities:
Proceeds from loans received	66,212	—
Capital contribution from stockholders	—	10,210
Payment of debt issuance costs	(1,228)	(350)
Repayments of long-term debt and capital lease obligations	(40,605)	(3)
Net cash provided by financing activities	24,379	9,857
Effect of exchange rate changes on cash and cash equivalents	345	(153)
Increase in cash and cash equivalents	11,297	12,877
Cash and cash equivalents at beginning of period	21,918	9,041
Cash and cash equivalents at end of period	33,215	21,918
Less: discontinued operations cash balance	(431)	(174)
Less: assets held for sale cash balance	(379)	—
Cash and cash equivalents at end of period - continuing operations	$32,405	$21,744
Noncash financing and investing activities:
Non-cash debt payment (see Note 17)	$532	$—
Seller financed acquisition	$—	$110,000
Proceeds on sale of animal colony (property, plant and equipment)	$14,156	$—
Supplementary disclosures:
Interest paid	$7,932	$4,340
Income taxes paid, net	$751	$183

See accompanying notes to consolidated financial statements

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 1. THE COMPANY AND ITS OPERATIONS

Nature of Business and Organization

Envigo RMS Holding Corp. (the “Parent”) was formed on April 9, 2019 as a wholly owned subsidiary of Envigo Holdings, Inc. (Holdings) for the sole purpose of owning Holdings’ research models and services businesses (“RMS”) and certain other assets. On June 3, 2019, in anticipation of the acquisition of the majority of Holdings’ contract research services (“CRS”) operating segment by Laboratory Corporation of America Holdings’ (“LabCorp”) Covance Drug Development segment (“Covance”), Holdings executed a group restructuring and spin-off whereby Holdings’ RMS operating subsidiaries were contributed to the Parent. The group restructuring was completed by entities under common control with the shareholder group of the Parent remaining substantially the same. However, long-lived assets, including property, plant and equipment, intangibles and goodwill, were reviewed for impairment which resulted in adjustments to the value of property, plant and equipment and intangibles. The Parent together with its subsidiaries are referred to collectively as “Envigo”, or the “Company”.

Concurrent with the spin-off, Envigo RMS LLC, a wholly owned subsidiary of the Parent, acquired Covance Research Products, Inc. (“CRP”) (later renamed Envigo Global Services Inc. or “EGSI”) for $110,000 with the Parent as “Issuer” of the “Seller Note” to Covance Preclinical Corporation as “Holder”. This acquisition was financed by the Seller Note. See Note 4 for a more detailed discussion of this acquisition and Note 17 for additional details on the Seller Note. The sale of the CRS business to LabCorp and the purchase of the EGSI business from LabCorp are referred to collectively as the LabCorp Transaction. The LabCorp Transaction was completed on June 3, 2019. The Company incurred costs of $6,391 related to the LabCorp Transaction, including $350 related to the Seller Note, which has been capitalized and is being amortized over the term of the debt. All information contained in this Annual Report for the year ended December 31, 2020 and the period June 3, 2019 to December 31, 2019 (the “2019 Period”) relates to Envigo.

Envigo breeds, imports and sells research-quality animal models for use in laboratory tests, manufactures and distributes standard and custom diets, distributes bedding and enrichment products, and provides other services associated with these products. The Company is one of the largest commercial provider of RMS products and services globally and has been supplying research models since 1931. With over 130 different species and strains, the Company is a global leader in the production and sale of some of the most widely used rodent research model strains, among other species. The Company maintains production and distribution facilities, including barrier and isolator facilities, in the United States (“U.S.”), United Kingdom (“U.K.”), mainland Europe, and Israel.

Reverse Stock Split

On April 14, 2021, the Company completed a 1,000:1 reverse stock split. The reverse stock split reduces the authorized Class A Common Stock to 30,000 shares and Class B Common Stock to 3,000 shares. It did not affect the authorized Preferred Stock, which remains at 1,000 shares. The par value of all shares remains $0.01 per share. The impact of the reverse stock split has been retrospectively applied to the consolidated balance sheets and the consolidated statements of shareholder’s equity presented elsewhere herein, as well as within corresponding note disclosures as applicable. After the reverse stock split, there are 18,618.207 Class A shares issued and outstanding and 1,146.767 Class B shares issued and outstanding.

COVID-19

The outbreak of COVID-19, which the World Health Organization declared in March 2020 to be a pandemic, continues to spread throughout the United States of America and the globe. Many U.S. State Governors issued temporary Executive Orders that, among other stipulations, effectively prohibited in-person work activities for many industries and businesses, having the effect of suspending or severely curtailing operations. The outbreak continued through the Summer 2020 and, after abating somewhat, has increased precipitously during Fall 2020 and early Winter 2020/2021. The extent of the ultimate impact of the pandemic on the Company’s operational and financial performance will depend on various developments, including the duration and spread of the outbreak, and its impact on potential customers, employees, and

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

vendors, all of which cannot be reasonably predicted at this time. While management reasonably expects the COVID-19 outbreak to negatively impact the Company’s financial condition, operating results, and timing and amounts of cash flows, the related financial consequences and duration are highly uncertain.

Due to the world-wide impact of the COVID-19 pandemic, the Company’s operations have been impacted in many ways including:

●	Disruption in the supply of certain animal research models, including a disruption in the supply of non-human primates from China. There is no certainty as to when or if the supply of non-human primates from China will restart;
●	Temporary cancelation or delay in customer orders; and
●	Product demand fluctuations.

At this point, the Company has seen negative effects of COVID-19 on second quarter 2020 operating results and to a lesser extent on third and fourth quarter 2020 operating results. The Company expects the effects of COVID-19 to continue to have some impact on its operating results and cash flow in 2021. The Company’s current estimates and assumptions are dependent, in large part, on factors that are outside of the control of the Company including the potential impact to operations from various restrictions that may be in place from time to time in domestic and global economies.

Liquidity

As of December 31, 2020, the Company has working capital of $101,708, including cash-on-hand of $32,405. The Company expects to maintain sufficient cash to be able to meet all of its obligations for the next 12 months after the date that these consolidated financial statements are issued.

The outbreak of the COVID-19 pandemic in late 2019, as discussed above, has caused some disruption in our inventory supplies and timing of our customer orders, which could have a negative impact on our cash flows. The Company has been able to identify and access alternative inventory supply resources to mitigate a portion of the supply disruption impact discussed above.

While the Company does not currently have access to a line of credit the Company, including its subsidiaries, was able to apply for and receive $50,000 under the Main Street Lending Program (“MSLP”), $11,026 of loans under the Paycheck Protection Flexibility Act (“CARES Act”) and $6,000 from private lending sources. See Note 17 for a more detailed discussion of the loans. These loans are within the permitted additional indebtedness limits under the Seller Note. These loans allowed the Company to maintain existing operations and staffing levels at all of its U.S. facilities. In addition, the consolidated VIE was also able to apply for and received $486 of loans.

In addition, the Company has the ability to adjust its operating plan spending levels accordingly and has taken certain actions, which continue to be reviewed, including:

●	Working with landlords to defer certain lease payments until 2021;
●	Deferment of annual employee compensation increases; and
●	Deferment of U.S. payroll taxes allowed under the Cares Act;

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 2. BASIS OF PRESENTATION

Consolidation

The accompanying consolidated financial statements (“consolidated financial statements”) of the Company have been prepared, including all subsidiaries and a variable interest entity (“VIE”) it consolidates, in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). See Note 9 – Variable Interest Entities, for a further discussion of the VIE in which the Company held a variable interest and the consolidation of the entity in our consolidated financial statements as of and for the year ended December 31, 2020. In the opinion of management, reflect all normal and recurring adjustments necessary for a fair statement of the Company’s financial position and results of operations.

The Company accounts for non-controlling interests in accordance with Accounting Standard Codification (“ASC”) 810, “Consolidation” (“ASC 810”). ASC 810 requires companies with non-controlling interests to disclose such interests as a portion of equity but separate from the Parent’s equity. The non-controlling interests’ portion of net income (loss) is presented on the consolidated statement of operations.

Intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Comparatives

In conjunction with the LabCorp Transaction, the Company undertook a plan to sell or dispose of certain assets comprising the remaining CRS businesses in Germany, Spain and Israel (together the “CRS business”). At that time, The Company conducted a review and determined that the CRS business met the criteria for assets and liabilities held for sale and discontinued operations presentation. Accordingly, the presentation of the consolidated statements of operations has been revised as if the CRS business had been discontinued for the year ended December 31, 2020 and the 2019 Period. See Note 5 for a more detailed discussion of discontinued operations including details of assets and liabilities and income (loss) related to the discontinued business, along with certain information for the consolidated statement of cash flows. Unless otherwise, noted all information presented hereafter is based upon continuing operations.

To conform to presentation for the year ended December 31, 2020, inventory step-up amortization of $1,662 recorded during the 2019 Period was reclassified from other operating expense to costs of sales on the consolidated statement of operations.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgements that may affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosures of contingent assets and liabilities. These include management estimates in the calculation and timing of revenue recognition, pension liabilities, deferred tax assets and liabilities and the related valuation allowance. Although estimates are based upon management’s best estimate using historical experience, current events, and actions, actual results could differ from those estimates. Changes in estimates are reflected in reported results in the period in which they become known.

Net Revenue

Effective for the period ended December 31, 2019, the Company adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

Product Revenue. Product revenue included research models, diets and bedding, bioproducts and transgenic. Product revenue is recognized at the point in time when the Company’s performance obligations with the applicable customers have been satisfied. Revenue is recorded at the transaction price, which is the amount of consideration the Company expects to receive in exchange for transferring products to a customer. The Company considered the unit of account for each purchase order that contains more than one product. Because all products in a given purchase order are generally delivered at the same time and the method of revenue recognition is the same for each, there is no need to separate an individual order into separate performance obligations. The performance obligations, including associated freight to deliver products, is met upon delivery (destination point) and transfer of title. The Company determines the transaction price based on fixed consideration in its contractual agreements. In determining the transaction price, a significant financing component does not exist since the timing from when the Company delivers product to when the customers pay for the product is less than one year and the customers do not pay for product in advance of the transfer of the product. However, in certain transactions, there can be greater than one year between when the customer pays for product and the Company delivers the product. The Company recorded interest expense of $691 during the year ended December 31, 2020, related to the financing component for these transactions. During the year ended December 31, 2020, $252 of accrued interest was released as revenue was recognized.

Services Revenue. Services revenue include per diem charges for boarding customer-owned animals. The service revenue performance obligation is the delivery of service which generally represents caring for animals we are holding for customers. Services revenue is recognized as invoiced in accordance with the invoice method practical expedient which permits the recognition of revenue, for contracts over time, as invoiced if the company’s right to payment is for an amount that corresponds directly with the value to the customer of the company’s performance to-date.

Shipping and handling costs incurred are recorded in cost of sales. The Company accounts for the sale of containers used to ship products as revenue. Costs related to containers are recorded in cost of sales.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less and consist primarily of amounts invested in money market funds and bank deposits. As of December 31, 2020 and 2019, the Company has $421 and $392 of cash equivalents, respectively.

Accounts Receivable and Allowance for Uncollectible Accounts

The Company records accounts receivable net of an allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts which it believes is adequate to cover anticipated losses on the collection of all outstanding trade receivables, which is based on historical information, a review of customer accounts and related receivables, and management’s assessment of current economic conditions. The Company reassesses the allowance for uncollectible accounts at the end of each quarter. Net recoveries and write-offs of provisions against the allowance for doubtful accounts were $0 and $1 during the year ended December 31, 2020 and in the 2019 Period, respectively.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Fees Invoiced in Advance

Fees invoiced in advance include customer prepayments which are typically used to secure supply of certain animal models. The prepayments are typically credited against sales invoices when products are sold to the customers.

Inventories

Inventories consist primarily of research models stock, biomedical products, diets and bedding, and are stated at the lower of cost or net realizable value using the average costing methodology. The determination of net realizable value is assessed using the selling price of the products. Provisions are recorded to reduce the carrying value of inventory determined to be unsalable. Inventory not expected to be sold within the next twelve months is classified as noncurrent in the consolidated balance sheets.

Property, Plant and Equipment (“PP&E”)

Property, plant and equipment are stated at cost and depreciated over the estimated useful lives on a straight-line basis. Estimated useful lives of respective assets are as follows:

Asset	Estimated Useful Lives
Land	Indefinite
Land improvements	5 - 13 years
Freehold buildings	10 - 45 years
Plant and equipment	3 - 25 years
Vehicles	3 - 5 years
Computers and software	3 - 5 years
Large animal breeding stock	5 years

Leasehold buildings and improvements are depreciated over the lesser of its estimated useful life or remaining lease term. Repairs and maintenance expenses on these assets arising from the normal course of business are expensed in the period incurred.

Goodwill

Goodwill represents the difference between the purchase price and the fair value of net tangible and identifiable net intangible assets acquired in business combinations when accounted for using the purchase method of accounting.

Goodwill is not amortized but is tested for impairment at the reporting unit level on an annual basis. The Company early adopted ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” in the prior year. The Company has the option to first assess qualitative factors to determine whether it is necessary to perform the two-step impairment test. If the Company elects this option and believes, as a result of the qualitative assessment, that it is more-likely-than-not that the carrying value of goodwill is not recoverable, the quantitative impairment test is required; otherwise, no further testing is required. Alternatively, the Company may elect to not first assess qualitative factors and immediately perform the quantitative impairment test, in which the Company compares the fair value of its reporting units to their carrying values. If the carrying values of the net assets assigned to the reporting units exceed the fair values of the reporting units, an impairment charge is booked but this must not be greater than the total amount of goodwill allocated to that reporting unit. During the year ended December 31, 2020, the Company recorded goodwill impairment charges of $39,679. See Note 14 for further discussion. The Company recorded no impairment of goodwill in the 2019 Period.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Long-Lived and Intangible Assets

Long-lived and intangible assets are stated at cost or fair value acquired and amortized over their estimated useful lives on a straight-line basis. Estimated useful lives are as follows:

Asset	Estimated Useful Lives
Customer contracts	10 years
Customer relationships	10 years
Intellectual property—animal strains	10 years

Long-lived and intangible assets subject to amortization, to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset group. If such assets are considered to be impaired, a charge is recorded to reduce the carrying amount of the asset to fair value and the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Long-lived and intangible assets subject to amortization to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. No impairment was recorded during the 2019 Period. See Note 15 for a discussion of impairment of intangibles assets recorded during the year ended December 31, 2020.

As of December 31, 2020 and 2019, there were no intangible assets with indefinite useful lives.

Income Taxes

The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred taxes are measured using rates expected to apply to taxable income in years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company uses a two-step process for the measurement of uncertain tax positions that have been taken or are expected to be taken in a tax return. The first step is a determination of whether the tax position should be recognized in the consolidated financial statements. The second step determines the measurement of the tax position. The Company records potential interest and penalties on uncertain tax positions as a component of income tax expense.

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the assumptions that market participants would use when pricing the asset or liability.

The Company’s financial assets are measured and recorded at cost. The Company’s liabilities are measured and recorded at cost or amortized cost.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of hierarchy consist of the following:

●	Level 1—Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
●	Level 2—Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.
●	Level 3—Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

Concentration of Risk

The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located primarily in the U.S., U.K., and Switzerland, and the Company’s policy is designed to limit exposure with any one institution. Balances in these accounts, at times, may be in excess of insured limits. At December 31, 2020 and 2019, the Company had uninsured balances of $30,131 and $20,390, respectively. The Company has not experienced any losses in such accounts.

Financial instruments that also potentially subject the Company to concentrations of credit risk consist primarily of trade receivables from customers in the biopharmaceutical, chemical, academic, and governmental sectors. The Company believes its exposure to credit risk is minimal, as the customers are predominantly well established and viable. Additionally, the Company maintains allowances for potential credit losses. The Company’s exposure to credit loss in the event that payment is not received for revenue recognized equals the outstanding accounts receivable and unbilled receivables less fees invoiced in advance.

The Company has a wide range of customers and suppliers and therefore, believes its concentration risk to any one customer or supplier is minimal. In the year ended December 31, 2020, the Company had one customer that accounted for 24.9% of sales and no supplier accounted for more than 10% of purchases of goods and services. In the 2019 Period, the Company had one customer that accounted for 24.5% of sales and no supplier accounted for more than 10% of purchases of goods and services.

An analysis of the Company’s net revenues from continuing operations and total assets are included in the notes to the consolidated financial statements (see Note 24 – Geographical Information).

Leased Assets

Assets held under the terms of capital leases are included in property, plant and equipment and are depreciated on a straight-line basis over the lesser of the useful life of the asset or the term of the lease. Obligations for future lease payments under capital leases, less attributable finance charges, are shown within debt and are presented between current and long-term.

Operating leases are expensed on a straight-line basis over the lease term, and the Company records the difference between amounts charged to operations and amounts paid within accrued expenses.

Pension Costs

The Company has a number of defined contribution plans and a defined benefit plan for one of its U.K. subsidiaries.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The projected benefit obligations and funded position of the defined benefit plan is estimated by actuaries and the Company recognizes the funded status of its defined benefit plan on its consolidated balance sheet and recognizes gains, losses and prior service costs or credits that arise during the period that are not recognized as components of net periodic benefit cost as a component of accumulated other comprehensive income (loss), net of tax. The Company measures plan assets and obligations as of the date of the Company’s year-end consolidated balance sheet making assumptions to anticipate future events.

Additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations are disclosed in the notes to the consolidated financial statements (see Note 19 - Employee Benefits).

Debt Issuance Costs

Fees incurred related to the issuance of debt are recorded as deferred financing costs and are amortized to interest expense using the effective interest method over the term of the loan. The deferred debt issuance costs are presented as a reduction of the carrying value of debt on the consolidated balance sheets.

Comprehensive Loss

Comprehensive loss for the year and period presented is comprised of consolidated net loss plus the change in the cumulative translation adjustment equity account and the adjustments, net of tax, for the current year actuarial gains (losses) and prior service costs in connection with the Company’s defined benefit plan.

Foreign Currencies

Transactions in currencies other than the functional currency of each entity are recorded at the rates of exchange at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange at the balance sheet date and the related transaction gains and losses are reported in the consolidated statements of operations, in Operating income. The Company records gains and losses from re-measuring intercompany loans separately in Foreign exchange gain (loss) in the consolidated statement of operations.

The results of operations of subsidiaries whose functional currency is other than the U.S. dollar are translated into U.S. dollars at the average exchange rate, assets and liabilities are translated at year-end exchange rates, capital accounts are translated at historical exchange rates, and retained earnings are translated at the weighted average of historical rates. Translation adjustments are excluded from the determination of net income and are recorded as a separate component of equity within accumulated other comprehensive loss in the consolidated financial statements.

Recently Adopted Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-14, “Disclosure Framework – Changes to the Disclosure Requirements for Defined Benefits Plan” (“ASU 2018-14”). The amendments in ASU 2018-14 modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. Relevant amendments that relate to the Company include the removal of the requirement to disclose amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year and the reconciliation of the opening balances to the closing balances of plan assets measured on a recurring basis in Level 3 of the fair value hierarchy. However, non-public entities will be required to disclose separately the amounts of transfers into and out of Level 3 of the fair value hierarchy and purchases of Level 3 plan assets. Additional disclosures will be required including explanations for significant gains and losses relating to changes in the benefit obligation for the period and additional information where the projected benefit obligation and accumulated benefit obligation exceeds the value of plan assets. Effective December 31, 2020, the Company adopted ASU 2018-14, which did not have a material effect on the Company’s consolidated financial statements.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Newly Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right of use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Subsequent to the issuance of ASU 2016-02, the FASB issued codification updates in July 2018, ASU 2018-11 “Leases (Topic 842) – Targeted Improvements (“ASU 2018-11”) and in March 2019, ASU 2019-01 “Leases (Topic 842) – Codification Improvements. In November 2019, the FASB issued ASU 2019-10 “Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842) (“ASU 2019-10”), which delayed the effective date for non-public companies to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the effects of adopting ASU 2016-02, and all updates, on its consolidated financial statements, but expects that it will result in a significant increase in the assets and liabilities recorded on the consolidated balance sheet.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses” (“ASU 2016-13”). ASU 2016-13 adds to U.S. GAAP an impairment model known as the current expected credit loss (“CECL”) model that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. ASU 2016-13 is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. In November 2019, the FASB issued ASU 2019-10 which delayed the effective date for non-public companies to annual reporting periods beginning after December 15, 2022, including interim periods within the fiscal year beginning after December 15, 2022, with early adoption permitted. The Company does not believe the adoption of ASU 2016-13 will have a material impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” The ASU, including subsequently issued updates, offers temporary optional expedients and exceptions for applying U.S. GAAP to modifications to agreements such as loans, debt securities, derivatives, and borrowings which reference LIBOR or another reference rate that is expected to be discontinued by December 31, 2021. The expedients and exceptions provided by the standard do not apply to modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022 that an entity has elected certain optional expedients for and are retained through the end of the hedging relationship. The ASU is effective until December 31, 2022 when the replacement for LIBOR is expected to be completed. The interest rate on the Company’s Seller Note (matures June 2022) and MSLP Term Loan and Second Lien Loan (both mature in November 2025), are linked to LIBOR. The Company is in the process of evaluating options for transitioning away from the senior credit facility’s use of LIBOR and expects to be completed by the time LIBOR is phased out. The Company did not elect to apply any of the expedients or exceptions as of and for the year ended December 31, 2020 and is currently evaluating the impact this new standard will have on the consolidated financial statements and related disclosures.

Management does not believe that any other recently issued but not yet effective accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 4. ACQUISITIONS

EGSI Acquisition

On June 3, 2019, the Company acquired Covance Research Products, Inc., which was subsequently renamed as Envigo Global Services Inc. (“EGSI”) for $110,000. EGSI is a business mainly comprised of large animal model species. As a

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

result of the acquisition, the Company has diversified its animal models portfolio. The transaction was financed with the Seller Note due 2022. See Note 17 for more details on the terms of the Seller Note. The Company incurred transaction cost of $6,391 including $6,041 success-based fees and payments and $350 for issuance of the Seller Note. The success-based costs are included in other operating expenses on the consolidated statement of operations. The debt issuance costs are capitalized and being amortized over the debt term.

The Company accounted for the acquisition in accordance with ASC 805, Business Combinations (“ASC 805”), and, accordingly, the purchase price has been allocated to the tangible and intangible assets and liabilities acquired based upon the estimated fair value at the date of acquisition as follows:

Accounts receivable	$9,531
Prepaid and other current assets	6,712
Inventory	27,321
Property, plant and equipment	61,702
Other assets	10
Intangible assets
Customer relationships	9,700
Intellectual property	1,200
Goodwill	747
Total assets	116,923
Current liabilities	(6,923)
$110,000

Inventory

The fair value of acquired inventories of $27,321 is valued at the estimated selling price less the cost of disposal and reasonable profit for the selling effort. The fair value of acquired inventories includes a write-up of acquired finished goods inventory of $3,603, the amount of which will be amortized over the expected turn of the acquired inventory. Accordingly, during the 2019 Period incremental cost of sales of $1,662 was recorded associated with the amortization of the fair value write-up of inventory.

Tangible and Intangible Assets

The valuation methodology for tangible and intangible assets is presented in the table below. The intangible assets were calculated using a discounted cash flow model (“DCF”) taking into account key assumptions for projected revenue, operating earnings and EBITDA growth, working capital requirements, remaining life, contributory asset charges, tax rates and discount rate.

Asset	Valuation Methodology
Tangible
Real property	Cost Approach – replacement cost new method
Personal property	Cost Approach – reproduction cost method
Market Approach – comparable match method; percent of cost method

Intangible
Customer relationships	Income Approach – Multi-period excess earnings method
Intellectual property	Income Approach – Relief from royalty (“RFR”) method

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The fair value of acquired property, plant and equipment of $61,702 has been determined by a third-party valuation firm and is valued at its value-in-use. The Company does not anticipate a material increase to the assets in the course of construction from the amounts presented in the table below. During the 2019 Period, depreciation expense of $2,712 was recorded.

The below table summarizes the identifiable property, plant and equipment and estimated remaining useful lives.

	Fair Value	Useful Lives (in Years)
Land	$5,750
Buildings	32,590	26 - 30
Leasehold buildings and improvements	1,910	4 - 6
Plant, equipment, vehicles, computers and software	10,948	1 - 16
Brood stock	2,382	1 - 5
Assets in the course of construction	8,122
	$61,702

The identifiable intangible assets summarized in the fair value table above have been amortized from the acquisition date based on their useful lives of 10 years. The aggregate amortization expense for the 2019 Period was $636. Estimated future amortization expense for each of the next five years is $1,090.

Goodwill

Goodwill in the amount of $747 has been recorded for the acquisition of EGSI. The goodwill is deductible for income tax purposes based upon a 15 year amortization schedule. Goodwill is calculated as the excess of the consideration transferred over the fair value of net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized such as the EGSI trained and assembled workforce as well as the synergies and other benefits that are expected to result from combining the operations of the two companies. Goodwill will not be amortized but tested for impairment at least annually.

Leases

In conjunction with the acquisition, the Company entered into a license agreement expiring on June 3, 2020, for the use of the Seller’s premises located in Greenfield, Indiana. The Company also entered into a license agreement to lease a portion of its Denver, Pennsylvania site to the Seller until June 3, 2024. These agreements were executed at closing of the LabCorp Transaction and are considered to be at market terms.

Other Matters

At closing, the Company and LabCorp entered into a transition services agreement (“TSA”) to cover services including facilities management, finance, human resources, information technology, regulatory compliance, procurement and supply chain, sales and marketing, operations, and contract management. The TSA services vary in duration from one to twelve months. The Company recorded TSA costs of $645 during the 2019 Period.

In connection with the EGSI acquisition, the Company entered into a five-year supply agreement with a LabCorp subsidiary to supply research-quality animal models, as well as standard diets and bedding and other associated services.

Cash Flow Presentation

Since the EGSI acquisition was financed with Seller funding, the transaction will be presented as non-cash investing and financing activities in the consolidated statement of cash flows.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Envigo GEMS Acquisition

On December 3, 2019, the Company acquired the In Vivo (“Envigo GEMS”) assets of Horizon Discovery Group (“Horizon”) for one dollar. Envigo GEMS offers transgenic research models and associated services. The acquisition allows the Company to offer transgenic research models and associated services to its existing customer base.

The Company reviewed the assets and processes acquired in accordance with ASC 805 and determined that the assets acquired met the criteria of a business and therefore was accounted for in accordance with ASC 805. Since the Envigo GEMS assets were acquired for one dollar, the acquisition is considered a bargain purchase. The assets acquired are recorded based upon the estimated fair value at the date of acquisition and a bargain purchase gain is recorded. No goodwill is recorded.

The estimated fair value of the assets acquired and the bargain purchase gain are as follows:

Other receivable	$68
Inventory	525
Property, plant and equipment	1,544
Gain on bargain purchase	$2,137

Following a business combination, the Company has a period of not more than twelve months from the date of the acquisition to finalize the acquisition date fair values of acquired assets and assumed liabilities. At December 31, 2020, fair values have been finalized.

Inventory

The fair value of acquired inventories of $525 is valued at the estimated selling price less the cost of disposal and reasonable profit for the selling effort. The fair value of acquired inventories includes a write-up of acquired finished goods inventory of $99, the amount of which is amortized over the expected turn of the acquired inventory.

Tangible and Intangible Assets and Goodwill

The valuation methodology for tangible assets is presented in the table below. No intangible assets or goodwill was recorded for this transaction.

Asset	Valuation Methodology
Tangible
Real property	Cost Approach – replacement cost new method
Personal property	Cost Approach – reproduction cost method
Market Approach – comparable match method; percent of cost method

The fair value of acquired property, plant and equipment of $1,544 has been determined by a third-party valuation firm and is valued at its value-in-exchange.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The below table summarizes the identifiable property, plant and equipment and estimated remaining useful lives.

		Useful Lives
	Fair Value	(in Years)
Land	330
Buildings	280	8 - 12
Sited improvements	50	9 - 13
Plant, equipment, vehicles, computers and software	884	1 - 18
	$1,544

Leases

In conjunction with the acquisition, the Company assumed Horizon’s lease of a property in St. Louis, Missouri with a lease expiration date of July 2023. The lease terms are considered to be at market.

License Agreement

In conjunction with the acquisition, the Company entered into a license agreement for the usage of the CRISPR Cas9 technology. The agreement required a one-time license fee of $40, annual license fees of $50 and royalties of 8% of models sold. There is no set termination date to the agreement. The license agreement terms are considered to be at market.

Other Matters

At closing, the Company and Horizon entered into a TSA to cover services including facilities management, finance, human resources, information technology, regulatory compliance, procurement, sales, marketing, customer service, quality assurance, and contract management. The TSA services vary in duration from one to fourteen months.

NOTE 5. DISCONTINUED OPERATIONS

In conjunction with the LabCorp Transaction, the Company undertook a plan to sell or dispose of certain assets comprising the remaining CRS businesses in Germany, Spain and Israel (together the “CRS business”). Exiting the CRS business will result in the Company focusing solely on its research models and services business. The Company is actively marketing the CRS business and completed the sale of its Germany and Spain CRS businesses in July 2019 and November 2019, respectively. Envigo signed a letter of intent (“LOI”) dated February 3, 2021 to sell its CRS Israel business along with its RMS Israel business. See Note 6 below for a more detailed discussion of the proposed sale.

In the 2019 Period, the Company completed the sale of its CRS Germany business (Envigo CRS GmbH) entity to a third-party investment group for $3,784 and recorded a loss on sale of $826. In the 2019 Period, the Company completed the sale of its CRS Spain business (Envigo CRS, S.A.U.) entity to a third party for one euro and recorded a loss on sale before taxes of $4,690, including an impairment charge of $7,584. The tax benefit associated with the sale of Spain CRS is due to losses recorded in the U.S. for the write-off of intercompany accounts receivable. The offsetting gains associated with the write-off of accounts payable on Spain CRS were offset by prior net operating losses and therefore no tax expense was recorded.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The calculation of the loss on sale of CRS Germany and a gain on the sale of CRS Spain for the 2019 Period are as follows:

	CRS Germany	CRS Spain
Proceeds from sale	$3,784	$—
Transaction costs	(561)	(100)
Net proceeds	3,223	(100)

Impairment of long-lived assets	—	7,584
Net assets sold	4,049	(2,994)
Loss on sale before taxes	(826)	(4,690)
Net tax impact	—	8,273
Net (loss) gain on sale	$(826)	$3,583

Assets and Liabilities Classified as Held For Sale

The Company classifies assets as held for sale (or disposal groups comprised of assets and liabilities) which are expected to be recovered primarily through sale rather than through continuing use. They are stated at the lower of carrying amount or fair value less costs to sell. Upon reclassification, the Company ceases to depreciate or amortize non-current assets classified as held for sale.

Based upon this criteria, the Company’s CRS Israel business meets the requirements of reporting as assets held for sale. Accordingly, the long-term assets of CRS Spain and CRS Israel were evaluated for impairment. Based upon an analysis of fair value compared to net book value, an impairment charge of $7,584 was recorded for CRS Spain, prior to its sale, in the 2019 Period. Based upon an analysis of fair value compared to net book value, an impairment charge of $235 was recorded for CRS Israel in the 2019 Period. At December 31, 2020 and 2019, the assets and liabilities of the Company’s Israel CRS business are presented as assets held for sale in the consolidated balance sheets.

Discontinued Operations

A discontinued operation is a component of the Company’s business that represents a separate major line of business or geographical area of operation that has been disposed of or is held for sale and has experienced a strategic shift that will have a major effect on the Company’s operations and financial results. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. When an operation is classified as a discontinued operation, the statement of operations is revised as if the operation had been discontinued from the first period presented.

Upon completion of this review, the Company determined that the CRS business met the criteria for assets and liabilities held for sale and discontinued operations presentation. Accordingly, the presentation of the consolidated statements of operations has been revised as if the CRS business had been discontinued for the year ended December 31, 2020 and the 2019 Period. Presented in the tables below are details of assets and liabilities and income (loss) related to the discontinued business, along with certain information for the consolidated statement of cash flows.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Assets and liabilities from discontinued operations were as follows:

	As of December 31,
	2020	2019
Assets
Current
Cash and cash equivalents	$431	$174
Accounts receivable, net	653	669
Unbilled receivables	63	51
Prepaid expenses and other current assets	357	201
Total current assets	$1,504	$1,095

Liabilities
Current
Accounts payable	$131	$179
Accrued payroll and other benefits	520	495
Accrued expenses and other liabilities	159	153
Fees invoiced in advance	497	380
Total current liabilities	$1,307	$1,207

Loss from discontinued operations were as follows:

	Year Ended December 31, 2020	2019 Period
Net service revenue	$3,230	$5,129
Service cost of sales	(2,632)	(5,918)
Selling, general and administrative expenses	(299)	(2,527)
Operating income (loss)	299	(3,316)
Loss on sale	—	(5,516)
Impairment of assets held for sale	—	(235)
Foreign exchange (loss) income	(2)	340
Miscellaneous, net	(25)	(5)
Income (loss) from discontinued operations before income taxes	272	(8,732)
Income tax (expense) benefit	(4)	8,324
Income (loss) from discontinued operations, net of tax	$268	$(408)

Other operating expenses for the 2019 Period includes $1,861 of severance costs related to CRS Spain.

The Company elected to not revise its consolidated statement of cash flows for discontinued operations. The table below provides selected cash flow items to assist in understanding the impact of the discontinued operations on the Company’s cash flows for the year ended December 31, 2020 and the 2019 Period.

	Year Ended December 31, 2020	2019 Period
Depreciation and amortization	$1	$102
Capital expenditures	$9	$25

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 6. ASSETS HELD FOR SALE

Envigo signed a LOI dated February 3, 2021 to sell its ownership interest Israel RMS and CRS businesses to the management team of the Israel businesses for $6,650. The sale includes the Company’s 100% ownership in RMS Israel and RMS Israel’s 62.5% ownership interest in CRS Israel. The management team currently owns the 37.5% minority ownership position in CRS Israel. The sale is expected to close in 2021. While the LOI wasn’t signed until February 2021, based upon the status of sale at December 31, 2020, the RMS Israel net assets and liabilities to be sold where evaluated for assets held for sale (“AHFS”) classification. Based upon a review of the AHFS criteria under ASC 360, it was determined that the net assets and liabilities of Israel RMS met the criteria for assets held for sale as of December 31, 2020 and, since the sales is expected to be completed within the next 12 months, are aggregated into separate current assets and liabilities held for sale lines on the consolidated balance sheets. As discussed in Note 5 above, CRS Israel had previously met the criteria for assets held for sale and discontinued operations, are presented as discontinued operations at both December 31, 2020 and 2019.

The table below reflects the details of the net assets and liabilities held for sale as of December 31, 2020.

ASSETS
Current assets:
Cash and cash equivalents	$379
Accounts receivable	1,408
Inventories, net	588
Prepaid expenses and other current assets	618
Total current assets	2,993

Property, plant and equipment, net	262
Intangible assets, net	732
Other assets	421
Total assets	$4,408

LIABILITIES
Current liabilities:
Accounts payable	$227
Accrued payroll and other benefits	386
Accrued expenses and other liabilities	484
Fees invoiced in advance	2
Total liabilities	$1,099

Net assets held for sale	$3,309

NOTE 7. SALE OF ANIMAL COLONY

On December 21, 2020, the Company completed the sale of its colony of Indian Origin Rhesus located in Alice, Texas for $20,000. The sale included 1,305 NHPs including 588 animals available for sale or to be available for sale and 717 brood stock. Under a separate boarding agreement with the purchaser, the colony is anticipated to remain at the Company’s Alice, Texas facility under the care and maintenance of the Company. The initial term of the boarding agreement ends in July 2021. The sale of the animal colony and the boarding agreement value and pricing was not negotiated dependent upon the other and have been executed on an arm’s-length basis. While the colony remains at the Company’s Alice facility, the change in control of the colony took effect on December 21, 2020, which was also the date the performance obligation under the sales agreement was met. The revenue related to providing on-going maintenance and care services to the colony will be recognized monthly as the services are preformed and billed in arrears.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The table below reflects the proceeds and gain on the sale of inventory and brood stock included in the transaction.

Sale of Inventory		Sale of PP&E		Total
Revenue	$5,844	Proceeds from sale	$14,156	Proceeds	$20,000
Cost of sales	(1,775)	Net book value of PP&E sold	(1,770)	Net book value of assets sold	(3,545)
Gross margin	$4,069	Gain on sale of animal colony	$12,386	Profit on sale	$16,455

The proceeds from the sale of the colony was allocated in accordance with ASC 606. The revenue allocated to the sale of inventory is based upon current market pricing for NHPs. The portion of the proceeds allocated to the sale of property, plant and equipment took into consideration the long-term productive nature of the brood stock, historical and forecasted pricing, and the premium to the purchaser of having an in-house supply of animal models.

NOTE 8. RESTRUCTURINGS

Bresso

In February 2020, the Company made the decision to restructure certain of its operations in Europe including the cessation of certain activities in Italy and the transfer of other activities to facilities in other countries in which it operates. The customers serviced by the Italy RMS operations will continue to be serviced by the Company’s other European operations and no overall decrease in revenues is anticipated. In April 2020, due to the COVID-19 pandemic, negotiations concerning and formal steps for the closure and transition of Italy RMS operations were suspended. In September 2020, restructuring efforts were resumed including negotiations with local trade unions on a plan to close and relocate the existing offices and the reduction of 31 employees and notification to employees of anticipated separation date and employee severance benefits. The restructuring plan includes the following phases:

●	Phase 1 – closing and/or relocation of health monitoring and administrative functions to smaller and lower cost facilities including reduction of 24 employees
●	Phase 2 – relocation of animal isolators to the Company’s facilities in the Netherlands
●	Phase 3 – completion of isolator relocation and final decommissioning of the Bresso office including the reduction of a final 7 employees

All employee reductions are expected to be completed by the end of first quarter of 2021. The relocation and decommissioning of the Bresso, Italy location was completed in early 2021. The relocation and installation of the animal isolators to the Company’s Netherlands location began in the fourth quarter of 2020 and was completed in early 2021.

Costs associated with the closure and transition are expected to be approximately $1,900. The costs include:

●	$900 – employee severance benefits
●	$600 – capital expenditures
●	$400 – other closure and winddown costs

As of December 31, 2020, the following restructuring activities have been completed:

●	Notification and exit of the lease in Bresso, Italy. Proper notification was given as required under the lease, so there will be no lease exit cost;
●	Notification to employees of anticipated separation dates and severance benefits;
●	Separation of 28 of the 31 employees impacted; and

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

●	Transfer of the majority of assets to the Company’s facilities in the Netherlands.

For the year ended December 31, 2020, restructuring costs of $936 have been incurred and are included in other operating expenses on the consolidated statements of operations. The expense during the year ended December 31, 2020 includes $768 for severance and related taxes and $168 of relocation, closure and winddown costs. At December 31, 2020, the Company had accruals of $110 for employee severance benefits and related taxes to be paid in early 2021.

Haslett and Boyertown

During 2020, Envigo’s management approved a plan to close and relocate its operations in Haslett, Michigan and Boyertown, Pennsylvania into its existing facility in Denver, Pennsylvania (“Denver facility”). The plan was officially announced in January 2021 and is expected be completed in 2022. To accommodate the relocation, Envigo will be investing approximately $5,300 for capital expenditures in the Denver facility. In addition, cost to complete the closure and relocation activities, including severance and employee retention costs, is estimated to be $650. The restructuring will be completed in three primary phases as follows:

●	Phase 1: Relocation of the Haslett small animal colony to existing facilities projected to be completed in the first quarter of 2021;
●	Phase 2: Relocation of Haslett chicken colony to Denver facility, which will coincide with the closure of the Haslett site, and is projected to be completed in 2022; and
●	Phase 3: Relocation of the Boyertown operations to the Denver facility, which is projected to be completed in 2022.

As of December 31, 2020, no decisions regarding personnel at either the Haslett and Boyertown location have been made and employees will be given the opportunity to relocate to the Denver facility. The operations at both the Haslett and Boyertown locations will continue to operate as usual during the relocation period. Property, plant and equipment will be evaluated for transfer to the Denver facility.

As of December 31, 2020, the property, plant and equipment of the Haslett and Boyertown sites was evaluated for recoverability of carrying value either through sale or through continued operations during the relocation period and continued operations at the Denver facility. Based upon this review, the carrying value of depreciable assets were determined to be recoverable through continued operations during the relocation period and continued operations at the Denver facility. The carrying value of land at the Boyertown location was determined to be recoverable through sale based upon market values from acquisition of the site in December 2019. However, due to the location, limited market and specialized nature of the Haslett site, the recoverability of the carrying value of land was determined to be impaired and an impairment charge of $300 was recorded at December 31, 2020.

NOTE 9. VARIABLE INTEREST ENTITY

On October 4, 2019, the Company entered into a five-year master service agreement with Vanguard Supply Chain Solutions LLC (“Vanguard”) whereby Vanguard provides transportation services for the Company’s research models and Teklad products in the US and Canada. Prior to the agreement, the Company utilized internal resources to provide the majority of its transportation services in the US and Canada. The agreement requires the Company to be Vanguard’s only customer for two years. The agreement includes a plan that converts the warehousing and transportation services to Vanguard over a nine-phase plan between December 2019 and December 2021.

Previously, on July 1, 2019, the Company had entered into an agreement with Vanguard which required the Company to prepay $420. The prepayments would service as working capital to ensure the seamless transition of outsourced services to Vanguard. The prepayments will be repaid to the Company in the form of deductions from billings on a sliding scale between 2020 and 2027. As of December 31, 2020 and 2019, the prepayment balance was $346 and $420, respectively.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

As each site transitions to Vanguard, the Company sells certain assets to Vanguard and enters into sublease agreements for facility space and vehicles currently leased by the Company. The sublease costs are treated as a pass-through cost to Vanguard equal to the Company’s lease cost. As of December 31, 2020, seven sites have been transitioned to Vanguard.

The Company has no ownership interest in Vanguard, has no role in the management of Vanguard and is not a guarantor of any of Vanguard obligations, nor is required to provide on-going financial support to Vanguard.

Under ASC 810, an entity that holds a variable interest in a VIE and meets certain requirements would be considered to be the primary beneficiary of the VIE and is required to consolidate the VIE in its consolidated financial statements. In order to be considered the primary beneficiary of a VIE, an entity must hold a variable interest in the VIE and have both:

●	the power to direct the activities that most significantly impact the economic performance of the VIE; and
●	the right to receive benefits from, or the obligation to absorb losses of, the VIE that could be potentially significant to the VIE.

The Company holds variable interests in the Vanguard as a result of:

●	required status as Vanguard’s only customer for a period of two years;
●	prepayments to Vanguard to support initial working capital;
●	subordinated notes issued to Envigo by Vanguard in exchange for assets purchase by Vanguard to be used in the providing of transportation services; and
●	less-than-arm’s-length sublease agreements related to facilities and vehicles.

The following table provides details of the Vanguard assets and liabilities as of December 31, 2020 that have been consolidated into Envigo’s consolidated balance sheets.

Assets
Current
Cash and cash equivalents	$741
Prepaid expenses and other current assets	218
Total current assets	959

Property, plant and equipment	2
Total assets	$961

Liabilities
Current
Accounts payable	$239
Accrued payroll and other benefits	138
Accrued expenses and other liabilities	7
Total current liabilities	384
Long-term debt	486
Other liabilities	223
Shareholder’s equity
Retained earnings	5
Non-controlling interest	(137)
(132)
Total liabilities and shareholder’s equity	$961

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The following table provides details of the Vanguard operating results that have been consolidated into Envigo’s consolidated statement of operations.

Year Ended
December 31, 2020

Cost of sales	$(103)
Selling, general and administrative expenses	(379)
Interest expense	(1)
Net loss	(483)

Net loss attributable to non-controlling interests	380
$(103)

For the period June 3, 2019 to December 31, 2019, no comparative balance sheet and statement of operations information is presented due to the short period of time Vanguard was operational in 2019. Vanguard began providing transportation services to Envigo in December 2019 and any impact would have been immaterial to the Company’s results of operations.

The consolidated assets and liabilities as of December 31, 2020 and operating results for the year ended December 31, 2020 presented above have been adjusted to eliminate any intercompany transactions between Envigo and Vanguard and to record non-controlling interests in Vanguard equity and results of operations.

NOTE 10. REVENUE FROM CONTRACTS WITH CUSTOMERS

Adoption of ASC Topic 606, “Revenue from Contracts with Customers” (ASC 606)

Effective for the period ended December 31, 2019, the Company adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption. ASC 606 provides a number of practical expedients in the year of adoption. The Company has elected the following practical expedients:

●	Significant financing component - Not adjusting the transaction price for significant financing component for period less than one year.
●	Invoice method - Recognizing revenue in the amount to which the entity has a right to invoice when the performance obligations are met over time at a ratable rate.

All other practical expedients are either not applicable or would be immaterial.

The reported results for the 2019 Period reflect the application of ASC 606 guidance. There was no cumulative effect recorded to retained deficit to apply ASC 606 to all contracts with customers that were not completed as of December 30, 2019.

Disaggregation of Revenue

The following table disaggregates the Company’s revenue by major line of product or service:

	Year Ended
	December 31, 2020	2019 Period
Products	$223,959	$128,865
Services	22,410	10,796
	$246,369	$139,661

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Product Revenue. Product revenue included research models, diets and bedding, bioproducts and transgenic models. Research models revenue represents the commercial production and sale of research models, principally purpose-bred rats and mice for use by researchers, and large-animal models from the EGSI acquisition. Diets and bedding revenues represent laboratory animal diets, bedding, and enrichment products under the Company’s Teklad product line. Bioproducts revenues represents the sale of serum and plasma, whole blood, tissues, organs and glands, embryo culture serum and growth factors. Transgenic revenues represent genetically altered research models and associated services, including its CRISPR screening services. Research models and diets and bedding include freight costs associated with the delivery of the product to customers.

Services Revenue. Services revenues represent per diem charges for the boarding of customer-owned animals.

Contract Balances from Contracts with Customers

The timing of revenue recognition, billings and cash collections results in billed receivables (client receivables), contract assets (unbilled receivables) and contract liabilities (deferred revenue and customer contracts) on the consolidated balance sheets. The Company’s payment terms are generally 30 days in the United States and consistent with prevailing practice in international markets. A contract asset is recorded when a right to consideration in exchange for goods or services transferred to a customer is conditioned other than the passage of time. Client receivables are recorded separately from contract assets since only the passage of time is required before consideration is due. A contract liability is recorded when consideration is received, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a contract. Contract liabilities are recognized as revenue after control of the products or services is transferred to the customer and all revenue recognition criteria have been met.

The following table provides information about client receivables, contract assets, and contract liabilities from contracts with customers:

	As of December 31,
	2020	2019
Client receivables (trade receivables)	$58,501	$34,122
Contract assets (unbilled receivables)	$556	$500
Contract liabilities (fees invoiced in advance)	$6,586	$6,624
Contract liabilities (other liabilities)	$3,322	$3,483

Net revenue for the year ended December 31, 2020 includes $3,419 which was included in contract liabilities at December 31, 2019.

NOTE 11. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company and its subsidiaries are parties to a number of transactions with related parties.

Financing

The Company has a proportion of the Main Street Term Loan and Second Lien Loan owing to a related party in the amount of $6,440, net of unamortized original issuance discount and debt issuance costs, as of December 31, 2020. The loans mature on November 4, 2024. There are scheduled payments on the Main Street Term Loan, while Second Lien Loan is repayable in full at maturity. The loans bear interest at a rate of 3.0% and 13.5% above LIBOR, respectively, payable quarterly in arrears. Under both loans, interest accrued in the first year will be capitalized as payment in kind (“PIK”). See Note 17 for a more detailed description of the loans. During the year ended December 31, 2020, the Company recorded interest expense of $12 and $107, attributable to the related party portion of the Main Street Term Loan and Second Lien Loan, respectively. The consolidated statement of operations and consolidated balance sheets have been classified to present the interest and loan amounts as related party.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Management Agreement

The Company is party to a management agreement (the “Management Agreement”) with certain of its indirect shareholders, Jermyn Street Associates LLC and Savanna Holdings LLC (the “Providers”), under which the Providers are obligated to: (a) provide general monitoring and management services; (b) identify, support, negotiate and analyze acquisitions and dispositions by the Company or its subsidiaries; (c) support, negotiate and analyze financing alternatives including in connection with acquisitions, capital expenditures, refinancing of existing indebtedness and equity issuances; (d) monitor finance functions, including assisting with the preparation of financial projections and compliance with financing agreements; (e) identify and develop growth strategies; and (f) other monitoring services that the Providers and the Company agree upon. In consideration for the above mentioned services, the Providers are entitled to compensation in the aggregate amount of $2,250 per annum, plus expenses. During the year ended December 31, 2020 and 2019 Period, $2,272 and $1,319, respectively, was charged to selling, general and administrative expense in the consolidated statement of operations. At December 31, 2020 and 2019, the Company had accruals of $313 and $563, respectively, related to unpaid sponsor management fees, which are included in accounts payable on the consolidated balance sheets.

The Management Agreement remains in full force and effect so long as the Providers and their respective affiliates collectively own at least 20% of the voting membership or other equity interests in the Company; provided that (i) the Management Agreement terminates upon the sale of all or substantially all of the Company’s assets, and (ii) the Providers may terminate the agreement upon 30 days’ notice to the Company. Under the Management Agreement, the Company indemnifies the Providers against all claims, liabilities, losses, damages and expenses as a result of any action, suit, proceeding or demand against the Providers by a third party, other than those resulting from the gross negligence or willful misconduct of the Providers.

Transportation and Warehousing Services

In October 2019, Envigo RMS, LLC (“Envigo U.S.”) entered into a master services agreement with Vanguard Supply Chain Solutions LLC (“Vanguard”) to provide transportation and warehousing services for the Company’s operations in the U.S. and Canada for animal models and Teklad products. Prior to this agreement, the Company had utilized internal resources to transport its animal models and transport and warehouse its Teklad products. The master services agreement transitions these services from internal to Vanguard over 9 phases beginning in December 2019 and anticipated to conclude in by the end of 2021. Each transition phase includes the:

●	sale of certain assets to Vanguard; and
●	execution of sublease agreements related to warehouse facilities and vehicle leases required for providing of services.

In conjunction with the transition, notes related to the sale of equipment were executed in the amount of $286 for assets sold to Vanguard. The notes are due November 2024 with schedule monthly payments of $2 commencing in January 2022. Interest is only payable on past due installment payments.

In addition, Envigo and Vanguard entered in a prepayment agreement that required Envigo to make prepayments to Vanguard to secure supply as its exclusive transportation and warehousing services provider. As of December 31, 2019, prepayments of $420 had been made, of which $346 remained prepaid at December 31, 2020.

Due to the consolidation of Vanguard as a Variable Interest Entity, the prepaid balances and notes related to sale of equipment are eliminated for consolidation.

During the year ended December 31, 2020 and 2019 Period, the Company incurred transportation and warehousing costs of $4,997 and $140, respectively, under this agreement.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Other

Hal Harlan is a stockholder and director of the Parent. The Company has lease agreements with entities owned by Hal Harlan for certain of its research model facilities under which the Company recorded rent expense of $321 and $216 in the year ended December 31, 2020 and 2019 Period, respectively. As of December 31, 2020 and 2019, $0 and $23, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

The Company purchases medicated diets and bedding from an entity owned by Hal Harlan. Purchases from this entity were $2,036 and $1,369, during the year ended December 31, 2020 and the 2019 Period, respectively. The Company also sold $141 and $88 of diets to this entity during the year ended December 31, 2020 and the 2019 Period, respectively. As of December 31, 2020 and 2019, $96 and $48, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

Timothy Mayhew, an advisor to an equity holder in the Parent, receives annual fees of $250 for his services as a director, plus expenses. Hal Harlan, an advisor to an equity holder in the Parent, receives annual fees of $250 for his services as a director, plus expenses.

NOTE 12.    INVENTORIES, NET

Inventories, net consist of the following:

	As of December 31,
	2020	2019
Raw materials	$997	$1,588
Finished goods	3,201	3,663
Animal inventory	25,465	27,716
	29,663	32,967
Noncurrent animal stock	—	3,617
	$29,663	$29,350

At December 31, 2019, the animal inventory of $27,716, includes $2,040 of unamortized fair value write-up of acquired finished goods inventory. The amount was amortized over the expected turns of the acquired inventories. Accordingly, incremental cost of sales of $2,040 and $1,662 was recorded during the year ended December 31, 2020 and the 2019 period, respectively, and is included in cost of sales in the consolidated statements of operations. The fair value write-up of acquired finished goods inventory was fully amortized as of December 31, 2020.

As discussed in Note 7, Envigo completed the sale of its NHP colony in December 2020 including inventory of $1,775.

Due to length of time that certain animal inventory is held before ultimate sale to customer, at December 31, 2019, $3,617 of animal inventory is classified as noncurrent in other assets on the consolidated balance sheets, including $1,488 of fair value write-up of acquired finished goods inventory. As of December 31, 2020, due to increase in customer demand in inventory supplies for certain animal inventory caused by COVID-19 and the sale of the animal colony discussed above, no inventory is classified as long-term.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 13. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of December 31,
	2020	2019
Land	$12,006	$12,083
Buildings	39,333	39,163
Improvements (land, building and leasehold)	18,232	11,348
Plant, equipment, vehicles, computers and software	30,096	29,215
Brood stock	498	2,312
Assets in the course of construction	3,248	10,000
	103,413	104,121
Less: accumulated depreciation	(27,833)	(21,469)
Property, plant and equipment, net	$75,580	$82,652

Depreciation expense totaled $8,136 and $4,336 for the year ended December 31, 2020 and the 2019 Period, respectively. During the year ended December 31, 2020 and the 2019 Period, $7,631 and $4,021, respectively, was included in cost of sales, with the remainder included in selling, general and administrative in the consolidated statement of operations.

The Company recorded losses on disposal of property, plant and equipment of $608 and $220 during the year ended December 31, 2020 and the 2019 Period, which are recorded in cost of goods sold. During the year ended December 31, 2020, $1,770 representing the net book value of NHP brood stock is included in the gain on sale of animal colony (see Note 7 for further discussion). In addition, during the year ended December 31, 2020, the Company recorded an impairment of $300 on the carrying value of the land of one of its facilities. See Note 8 – Restructuring – Haslett and Boyertown for a more detail discussion.

The Company has capital lease assets included in plant, equipment, vehicles, computers and software above with a net book value of $0 and $16 as of December 31, 2020 and 2019. The assets under capital leases and the associated liabilities are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. Depreciation expense on these capital leases, included in the depreciation expense above, was $2 during the 2019 Period.

NOTE 14. GOODWILL

Goodwill represents the difference between the purchase price and the fair value of net tangible and identifiable net intangible assets acquired in business combinations when accounted for using the purchase method of accounting.

Goodwill is not amortized but is tested for impairment at the reporting unit level on an annual basis. The Company previously adopted ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” in the prior year. The Company has the option to first assess qualitative factors to determine whether it is necessary to perform the two-step impairment test. If the Company elects this option and believes, as a result of the qualitative assessment, that it is more-likely-than-not that the carrying value of goodwill is not recoverable, the quantitative impairment test is required; otherwise, no further testing is required. Alternatively, the Company may elect to not first assess qualitative factors and immediately perform the quantitative impairment test, in which the Company compares the fair value of its reporting unit to their carrying values. If the carrying values of the net assets assigned to the reporting unit exceed the fair values of the reporting unit, an impairment charge is booked but this must not be greater than the total amount of goodwill allocated to that reporting unit.

At March 31, 2020, due to the negative impact that COVID-19 was having on the Company’s business, the Company performed a quantitative impairment test using a discounted cash flow model to compare the fair value of the Company’s reporting unit to the carrying value of net assets assigned to the reporting unit. This analysis concluded that the carrying value exceeded the fair value of the reporting unit and an impairment charge of $39,679 was recorded. The impairment

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

loss of $39,679 is included in loss on impairment of property, plant and equipment, goodwill and intangible assets in the consolidated statement of operations for the year ended December 31, 2020.

The following table reflects the changes in goodwill between June 3, 2019 and December 31, 2019, and December 31, 2019 and December 31, 2020.

Goodwill, as of June 3, 2019	$38,932
EGSI acquisition	747
Goodwill, as of December 31, 2019	39,679
Impairment	(39,679)
Goodwill, as of December 31, 2020	$—

There were no impairments of goodwill for the period ended December 31, 2019.

NOTE 15. INTANGIBLE ASSETS, NET

Identifiable intangible assets are amortized over the period of their expected benefit, unless they were determined to have indefinite lives. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the discounted future cash flows are found to be less than the carrying amount of the asset group. If such assets are considered to be impaired, a charge is recorded to reduce the carrying amount of the asset to fair value and the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

At March 31, 2020, due to the negative impact that COVID-19 was having on the Company’s business, the Company performed a quantitative impairment test using a discounted cash flow model to compare the fair value of the Company’s customer relationships and intellectual property intangible assets to their carrying values. This analysis concluded that the carrying value of certain intellectual property intangible assets exceeded their fair value and impairment charges totaling $9,827, net of accumulated amortization of $3,657, were recorded. The impairment loss of $9,827 is included in loss on impairment of property, plant and equipment, goodwill and intangible assets in the consolidated statement of operations for year ended December 31, 2020. Due to the continued impact of COVID-19 on the Company’s results of operations, at June 30, 2020, the Company performed a quantitative impairment test for recoverability comparing undiscounted cash flows to the carrying value of Company’s customer relationships and intellectual property intangible assets. The analysis concluded that undiscounted cash flows exceeded the carrying value of both the intellectual property and customer relationships intangibles and no further impairment was needed. As of December 31, 2020, there were no new indicators of impairment. The accumulated amortization for intellectual property in the December 31, 2020 table presented has been reduced by $3,657 representing the accumulated amortization written off associated with impairment.

The following table summarizes the intangible assets of the Company, which are reflected in intangible assets, net on the consolidated balance sheets:

		December 31, 2020
	Weighted Average Remaining Life	Gross Amount at December 31, 2019	Impairment	Accumulated Amortization	Reclassification to AHFS	Exchange Rate Impact	Net Amount
Customer relationships	8.4	$22,689	$—	$(6,064)	$(732)	$87	$15,980
Intellectual property – animal strains	9.1	20,607	(13,484)	(850)	—	85	6,358
		$43,296	$(13,484)	$(6,914)	$(732)	$172	$22,338

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

As discussed in Note 6, the customer relationships intangible asset for RMS Israel has been reclassified to AHFS as of December 31, 2020.

		December 31, 2019
	Weighted Average Remaining Life	Gross Amount at June 3, 2019	Additions	Accumulated Amortization	Exchange Rate Impact	Net Amount
Customer relationships	11.9	$12,989	$9,700	$(4,245)	$35	$18,479
Intellectual property – animal strains	21.7	19,407	1,200	(3,765)	94	16,936
		$32,396	$10,900	$(8,010)	$129	$35,415

Amortization expense for acquired intangibles for the year ended December 31, 2020 and the 2019 Period was $2,549 and $1,422, respectively. Amortization expense for the Company’s intangible assets expected to be recorded for each of the next five years, and collectively thereafter, is as follows:

2021	$2,516
2022	2,516
2023	2,516
2024	2,516
2025	2,516
Thereafter	9,758
$22,338

NOTE 16. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

	December 31, 2020	December 31, 2019
Accrued interest	$1,838	$1,810
Accrued non-income taxes	1,984	523
Other	971	1,616
	$4,793	$3,949

NOTE 17. LONG-TERM DEBT

Long-term debt consists of the following:

	December 31, 2020	December 31, 2019
Seller Note	$68,866	$110,000
MSLP Loan	50,000	—
Second Lien Note	6,000	—
PPP Loans	11,372	—
EIDL Loan	141	—
Capital lease obligations	—	2
Unamortized debt issuance costs	(1,371)	(282)
Unamortized original issuance discount	(1,265)	—
	133,743	109,720
Less: related party debt, net	6,440	—
Less: current portion	—	1,002
Long-term debt, net of current portion	$127,303	$108,718

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Seller Note

On June 3, 2019, to fund the EGSI acquisition, the Company issued the $110,000 Seller Note. The Seller Note, prior to the Seller Note Amendment discussed below, had scheduled quarterly principal payments of $500 beginning September 3, 2020 through June 3, 2021, and $1,000 beginning September 3, 2021 through June 3, 2022, with the balance due at maturity on June 3, 2022. Interest is paid quarterly in arrears and is based upon LIBOR plus 5.5% for June 3, 2019 through June 2, 2020, LIBOR plus 7.5% for June 3, 2020 through June 2, 2021, and LIBOR plus 8.5% for June 3, 2021 through June 3, 2022. Debt issuance costs (“DIC”) of $350 were capitalized and were being amortized on the effective interest basis over the term of the debt. The Seller Note is guaranteed by certain of its consolidated subsidiaries. Due to the floating rate nature of the Seller Note, the carrying value approximates fair value. The Company is in compliance with all covenants as of December 31, 2020 and 2019. The Seller Note is secured by substantially all of the assets of the Company, excluding the assets of the CRS business which is classified as discontinued operations.

On January 23, 2020, the Parent and the Holder executed a first amendment to the Seller Note whereby the principal balance of the Seller Note will be reduced by $532 for an indemnification claim under the LabCorp transition agreement. The principal reduction was applied to the $500 scheduled payment due September 30, 2020, with the remaining $32 applied to the scheduled payment due December 31, 2020.

On June 15, 2020, the Parent and the Holder executed a second amendment to the Seller Note whereby the principal balance of the Seller Note will be reduced by $602 for an indemnification claim under the LabCorp transition agreement. The principal reduction was applied to the $468 scheduled payment due December 31, 2020, with the remaining $134 applied to the scheduled payment due March 31, 2021.

On November 4, 2020, in conjunction with the MSLP and Second Lien Credit Agreements, discussed below, the Company executed Amendment No 3. To the Floating Rate Senior Secured Note Due 2022 (“Seller Note Amendment”). The Seller Note Amendment, among other things:

●	Notifies of the intent to voluntarily redeem $40,000 of the Seller Note outstanding balance;
●	Permits the entering into of Main Street Term Loan and the Second Lien Loan discussed below;
●	Permits an additional $2,500 of indebtedness under the combined Main Street Term Loan and Second Lien Loan Agreements;
●	Eliminates current limitations on restrictions on incurring additional indebtedness;
●	Eliminates Seller Note repayment requirements from additional indebtedness and proceeds from permitted transactions;
●	Eliminates all schedule payments; and
●	Eliminates the excess cash flow payment requirement.

On November 16, 2020, with proceeds from the Main Street Term Loan, the Company made a $40,000 voluntary prepayment of the outstanding balance under the Seller Note. This unscheduled repayment was reviewed for potential debt extinguishment accounting under ASC 470 – 50, Debt – Modifications and Extinguishments. Based upon this review, the repayment was determined to have triggered a partial extinguishment of debt. As a result of this partial extinguishment, a gain on extinguishment of debt of $633 was recorded during the year ended December 31, 2020. The gain on extinguishment is comprised of $701 for the write off of interest accrued under the effective interest method which will no longer be paid, partially offset by the proportional write-off of $68 of unamortized DIC. The principal payment of $40,000 was redeemed at carrying value, so no gain or loss on the repayment was included in the gain on extinguishment of debt.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Envigo incurred capitalizable costs associated with the Seller Note Amendment of $223, these costs along with the remaining unamortized DIC of $117 from the issuance of the Seller Note will be amortized on a straight-line basis over the remaining term of the debt.

Paycheck Protection Program (“PPP”) Loans

On March 27, 2020, in response to the economic impact of COVID-19, the U.S. government passed the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time, the CARES Act. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer-side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitation, increase limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. In addition, the CARES Act created a new lending program, PPP, under Section 7(a) of the Small Business Act (15 USC 636) to provide low-interest loans to certain small businesses (generally those with 500 or fewer employees, with specific provisions allowing participation for certain employers with more than 500 employees that operate in certain industry groups) and self-employed individuals for the purpose of covering payroll and other eligible expenses for a 24-week period. All or a portion of the PPP loans may be forgiven by the U.S. Small Business Administration (“SBA”) upon application by the recipient of such loans in accordance with SBA requirements to the extent the recipient uses the funds for eligible expenses and maintains its workforce as specified in the Act. PPP loans that are not forgiven must be repaid within five years. The Act provides that PPP loan forgiveness is excluded from the recipient’s gross income. Any loans not forgiven would accrue interest at 1% per annum.

On May 4, 2020, EGSI, a wholly-owned subsidiary of the Company, received a PPP loan in the amount of $2,924. On May 11, 2020, Envigo RMS LLC (“Envigo RMS”), a wholly-owned subsidiary of the Company, received a PPP loan in the amount of $8,102. The EGSI and Envigo RMS PPP Loans have a two-year maturity. On May 5, 2020, the Company’s consolidated VIE received a PPP loan of $346. The VIE PPP Loan has a two-year maturity. EGSI, Envigo RMS and the consolidated VIE anticipate paying or incurring eligible expenses totaling the full amounts borrowed. Each of EGSI, Envigo RMS and the consolidated VIE also anticipates that it will maintain its workforce in accordance with the CARES Act. Despite the Company’s good-faith belief that it properly satisfied all eligibility requirements for the PPP loans, there has been increasing scrutiny of loans over $2 million, which may be subject to audit. The US Department of Justice has also brought criminal charges against certain borrowers under the PPP loan program that it suspects of engaging in fraud. The Company is in the process of applying for loan forgiveness for each of the EGSI and Envigo RMS loans in accordance with the loan forgiveness provisions in the legislation; however, there can be no assurance that the Company will obtain full forgiveness of the loans based on the legislation. The consolidated VIE applied for loan forgiveness on February 24, 2021. We continue to assess the impact that the CARES Act may have on our business and currently, we are unable to determine the impact that the CARES Act will have on our financial condition, results of operations, or liquidity. The PPP loans are due two years from date of issuance and therefore are classified as long-term.

The PPP loans also provides for customary events of default, including, among others, events of default relating to failure to make payments, bankruptcy, breaches of representations, and material adverse effects. Additionally, the PPP loans are subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. The Company may also be subject to CARES Act-specific lookbacks and audits that may be conducted by other federal agencies, including several oversight bodies created under the CARES Act. These bodies have the ability to coordinate investigations and audits and refer matters to the Department of Justice for civil or criminal enforcement and other actions.

Main Street Lending Program

On November 4, 2020, the Company submitted an application through the Main Street Lending Program (“MSLP”) for a loan of $50,000 under the MSPLF Credit Agreement, collectively the Main Street Term Loan. The Main Street Term Loan was funded on November 16, 2020. The proceeds from the Main Street Term Loan, net of an original issuance discount (“OID”) of 2%, was used for the early paydown of $40,000 of the Seller Note, with the remainder to provide additional working capital. The Main Street Term Loan has a maturity date of November 4, 2025 and bears interest at LIBOR plus 300 basis points, with a LIBOR floor of 0%. Interest in the first year will be treated as PIK, will be capitalized to the loan

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

and will accrue interest as described above. There are no scheduled payments during the first two years of the loan, with scheduled payments of $7,500, $7,500 and $35,000 due in years three, four and five, respectively. The Main Street Term Loan is secured by a security interest in the assets of the Company. Due to the floating rate nature of the Main Street Term Loan, the carrying value approximates fair value. Envigo incurred DIC of $742 associated with the issuance of the Main Street Term Loan. The DIC along with the OID of $1,000 will be amortized on an effective interest basis over the term of the debt. A portion of the borrowings under the MSPLF Credit Agreement is owing to a related party. Accordingly, borrowings of $2,415, net of unamortized DIC and OID, are presented as related party debt, net.

Second Lien Credit Agreement

On November 4, 2020, the Company entered into a Second Lien Credit Agreement (“Second Lien Loan”) through a private lending organization for a loan of $6,000. The Second Lien Loan was funded on November 13, 2020. The proceeds from the loans, net of an original issuance discount of 5%, will be used to provide additional working capital and fund costs associated with the Main Street Term Loan and the Second Lien Loan. The loan has a maturity date of November 4, 2025 and bears interest at LIBOR plus 1350 basis points, with a LIBOR floor of 1%. Interest in the first year will be treated as PIK, will be capitalized to the loan and will accrue interest as described above. There are no scheduled payments during the term of the loan, with the total loan balance, including PIK interest, due at maturity. The Second Lien Loan is secured by a second priority security interest in the assets of the Company. Due to the floating rate nature of the Second Lien Loan, the carrying value approximates fair value. Envigo incurred DIC of $355 associated with the issuance of the Second Lien Loan. The DIC along with the OID of $300 will be amortized on a straight-line basis over the term of the debt. A portion of the borrowings under the Second Lien Loan is owing to a related party. Accordingly, borrowings of $4,025, net of unamortized DIC and OID, are presented as related party debt, net.

Economic Injury Disaster Loan (“EIDL Loan”)

On October 8, 2020, Envigo’s consolidated VIE received an EIDL Loan of $141 from the SBA. The EIDL program is another COVID 19 economic assistance program provided under the Cares Act. The loan has a 30-year maturity with monthly scheduled payments (principal and interest) totaling $8 per year beginning one year from the issuance date. The loan bears interest at 3.75% payable monthly in arrears.

Restrictive Covenants

The MSPLF Credit Agreement includes a minimum interest coverage ratio of 1.00:1.00 through December 31, 2021 and 1.25:1.00 thereafter. The Company was in compliance with the minimum interest coverage ratio for the period ended December 31, 2020.

Scheduled Principal Payments

Scheduled payments for the next five years required under Company’s debt obligation are as follows:

2021	$—
2022	80,240
2023	7,503
2024	7,503
2025	41,003
Thereafter	130
$136,379

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 18. INCOME TAXES

An analysis of the components’ loss before income taxes is presented below:

	Year Ended
	December 31, 2020	2019 Period
Loss before income taxes:
U.S.	$(38,197)	$(8,914)
Non - U.S.	(4,049)	(920)
Continuing operations	(42,246)	(9,834)
Discontinued operations (non - U.S.)	272	(8,732)
	$(41,974)	$(18,566)

The benefit for income taxes from continuing operations by location of the taxing jurisdiction consisted of the following:

	Year Ended
	December 31, 2020	2019 Period
Current taxation:
U.S. - Federal	$809	$—
U.S. - State	(663)	(170)
Non - U.S.	(994)	(523)
Total current	(848)	(693)

Deferred taxation:
U.S. - Federal	(8,996)	2,946
U.S. - State	(1,240)	(1,158)
Non - U.S.	(178)	1,276
Total deferred	(10,414)	3,064
Income tax benefit (expense)	$(11,262)	$2,371

Reconciliation between the U.S. statutory rate and the effective rate are as follows:

	Year Ended
	December 31, 2020	2019 Period
U.S. statutory rate	21%	21%
Foreign rate differential	-3%	13%
Disregarded entities	1%	3%
Non-deductible items	-20%	-12%
Valuation allowance	-27%	4%
State taxes	0%	-5%
Other	1%	0%
Effective tax rate	-27%	24%

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Components of the Net Deferred Tax Asset or Liability as of December 31, 2020 and 2019 were as follows:

	As of December 31,
	2020	2019
Deferred tax assets:
Accruals and liabilities	$3,470	$2,757
Depreciation and amortization	12,044	9,357
Inventory	1,940	742
Net operating losses	14,538	16,252
Employee benefits and compensation	1,230	612
Unrealized foreign exchange	1,022	362
Limitation of interest deduction	3	753
Other	2,057	2,110
Total gross deferred tax assets	36,304	32,945
Deferred tax liabilities:
Accruals and liabilities	2,051	2,125
Depreciation and amortization	3,577	3,067
Unrealized foreign exchange	767	258
Other	30	23
Total gross deferred tax liabilities	6,425	5,473
Less valuation allowance	30,466	17,627
Net deferred tax (liability) asset	$(587)	$9,845

Changes in the Company’s valuation allowance for deferred tax assets were as follows:

	Year Ended	Period June 3, 2019 to
	December 31, 2020	December 31, 2019
Balance at beginning of period	$17,627	$11,023
Provisions	2,224	7,514
Deductions	9,438	(992)
Foreign currency translation adjustment	1,177	82
Balance at period	$30,466	$17,627

Valuation Allowance

The Company evaluates its deferred income taxes to determine if valuation allowances are required or should be adjusted. U.S. GAAP requires that valuation allowances should be established against deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” standard. This assessment considers, among other matters, the nature, frequency and amount of recent losses, the duration of statutory carryforward periods, and tax planning strategies. In making such judgments, significant weight is given to evidence that can be objectively verified. At December 31, 2020, the Company has recorded a valuation allowance of $11,536 against the remainder of its U.S. deferred tax assets for its U.S. tax reporting group based upon negative information as of December 31, 2020. The Company had previously recorded a valuation allowance in various U.S. and non-U.S. jurisdictions of $18,930 and $17,927 as of December 31, 2020 and 2019, respectively, as the Company does not believe that these deferred tax assets will be realized in the foreseeable future. The Company’s U.S. tax reporting group has a cumulative three-year prior period loss. While the Company has experienced taxable income in recent quarters and forecasts taxable income in 2021, forecast risks stem from COVID-19 related supply interruptions limit the usefulness of forecasted information. Based upon this negative information, the Company has determined that it is appropriate to record a full valuation at this time as the Company does not believe that these deferred tax assets will be realized in the foreseeable future.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Undistributed Earnings of Non-U.S. Subsidiaries

The Company’s non-U.S. subsidiaries’ cumulative undistributed earnings projected as of December 31, 2020 are considered to be indefinitely reinvested. Accordingly, no provision for U.S. federal and state income taxes or withholding taxes has been made in the accompanying consolidated financial statements. Further, a determination of the unrecognized deferred tax liability is not practicable. As of June 4, 2019, the Company adopted an accounting policy regarding the treatment of taxes due on future inclusion of non-U.S. income in U.S. taxable income under the Global Intangible Low-Taxed Income provisions as a current period expense when incurred. Therefore, no deferred tax related to these provisions has been recorded as of December 31, 2020.

Net Operating Losses

The Company has a $3,915 Federal NOL carryforward based on the Company’s U.S. consolidated tax return for the period ended December 31, 2020 which can be carried forward indefinitely and is limited to 80% of taxable income in any year in which it will be utilized. At December 31, 2020, the Company has state NOLs of $3,438 which are expected to begin to expire in 2039 although not all states conform to the federal carryforward period and occasionally limit the use of net operating losses for a period of time.  The Company has Non-U.S. net operating losses of $52,776 at December 31, 2020 of which approximately $10,579 begin to expire in 2024.

Under the provisions of the Internal Revenue Code, our NOLs are subject to review and possible adjustment by the Internal Revenue Service. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Section 382 of the Internal Revenue Code of 1986. This could limit the amount of tax attributes that the Company can utilize annually to offset future taxable income or tax liabilities. The amount of the annual limitation, if any, will be determined based on our value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The utilization of these NOLs is subject to limitations based on past and future changes in our ownership pursuant to Section 382. As of December 31, 2020, the Company has not yet completed a Section 382 study.

Uncertain Tax Positions

The Company recognizes a tax benefit from uncertain tax positions only if the Company believes it is “more likely than not” to be sustained upon examinations based on the technical merits of the position. The amount of the accrual for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is “more likely than not” to be realized upon ultimate settlement of the position. The Company also accrues interest and penalties in relation to previously unrecognized tax benefits as a component of income tax expense. The Company has assumed no uncertain tax positions as a result of the LabCorp Transaction and identified no positions during the year ended December 31, 2020 and the 2019 Period.

Tax Examinations

The Company is subject to taxation in the U.S. and various states and foreign jurisdictions in which the Company operates. As of December 31, 2020, tax years 2014 through 2019 are subject to examination by the U.S. Federal and state tax authorities. The Company has on-going tax audits in France and Israel and is subject to examination in various foreign jurisdictions for years 2014 – 2018. The balance of the reserve for uncertain tax positions prior to the LabCorp Transaction were assumed by the buyer and no uncertain tax positions have been identified to date. The Company does not believe there will be a change in the unrecognized tax benefits within the coming year.

CARES Act

Under a CARES Act provision through December 31, 2020, employers are allowed to defer the deposit and payment of the employer’s portion of Social Security tax and certain railroad retirement taxes. The provision requires that 50% of any

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

deferrals be paid by December 31, 2021, and the remaining 50% by December 31, 2022. The Company has elected to defer Social Security tax of $1,832 as of December 31, 2020. Deferrals of $916 are included in both accrued payroll and other benefits (portion due by December 31, 2021) and other liabilities on the consolidated balance sheet (portion due by December 31, 2022). The CARES Act also proides that NOLs arising in a taxable year beginning after December 31, 2017, and before January 1, 2021, can be carried back to each of the five taxable years preceeding the taxable year of such loss. The Company has considered the impact to the tax provision for the carryback of net operating losses to prior periods of taxable income incurred within the period allowed under the CARES Act. As a result of filing the carryback claim with the Internal Revenue Service, the Company has recorded a benefit during 2020 of approximately $809 and a corresponding tax receivable.

Fines and Penalties

As of December 31, 2020 and 2019, the Company has accrued $0 for fines and penalties which would be classified as income tax expense on the consolidated statements of operations.

CRP Transaction

On June 3, 2019, the Company acquired the stock of a CRP. CRP’s parent LabCorp is eligible for an IRC 338(h)(10) election on its timely filed U.S. federal income tax return. The election was filed on February 13, 2020. As a result of this election, the Company’s book and tax basis was equal on the transaction date.

Restructuring and Spin-off

On June 3, 2019, in anticipation of the acquisition of the majority of Holdings’ CRS operating segment by LabCorp, Holdings executed a group restructuring and spin-off whereby Holdings’ RMS operating subsidiaries were contributed to the Parent. This spin-off resulted in the transfer of federal tax attributes to LabCorp. Additionally, Holdings who is eligible to make several tax elections on its timely filed U.S. federal return, intends to make these elections. As result of these intended elections, the Company has reflected a step-up in assets to FMV. This tax-basis step-up affects numerous aspects of the Company’s tax profile, which have been incorporated in the Company’s deferred tax assets and liabilities.

NOTE 19. EMPLOYEE BENEFITS

Defined Benefit Plan

The Company has a defined benefit plan in the U.K., the Harlan Laboratories UK Limited Occupational Pension Scheme (the “Plan”) which operated through to April 2012. As of April 30, 2012, the accumulation of plan benefits of employees in the Plan was permanently suspended and therefore the Plan was curtailed.

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

The following tables summarize the changes in the benefit obligation funded status of the Company’s defined benefit plans and amounts reflected in the Company’s consolidated balance sheets as of December 31, 2020 and 2019.

	Year Ended
	December 31, 2020	2019 Period
Change in projected benefit obligation:
Projected benefit obligation, beginning of period	$21,326	$19,516
Interest cost	418	288
Benefits paid	(622)	(445)
Foreign currency translation adjustment	739	879
Actuarial losses	2,500	1,088
Projected benefit obligation at end of year	24,361	21,326

Change in fair value of plan assets:
Fair value of plan assets, beginning of period	$18,697	$16,859
Actual return on plan assets	506	686
Employer contributions	1,263	815
Foreign currency translation adjustment	699	782
Benefits paid	(622)	(445)
Fair value of plan assets, end of year	20,543	18,697
Funded status	$(3,818)	$(2,629)

The net periodic benefit costs under the Company’s defined benefit plans were as follows:

	Year Ended
	December 31, 2020	2019 Period
Components of net periodic benefit expense:
Interest cost	$418	$288
Expected return on assets	(766)	(357)
Amortization of prior loss	484	246
Net periodic benefit cost	$136	$177

The major assumptions used in determining the net periodic benefit costs for the periods ended December 31, 2020 and 2019 were as follows:

	December 31,
	2020	2019
Discount rate	2.04%	2.32%
Expected return on plan assets	4.11%	3.37%
Rate of compensation increases	—	—

The expected returns on plan assets were based on market yields at the measurement date. Expected returns on the equity and other assets allowed for expected economic growth.

The weighted-average assumptions used in determining benefit obligations were as follows:

	2020	2019
Weighted-average assumptions as of December 31:
Discount rate	1.38%	2.04%
Rate of compensation increases	—	—

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Discount rates were determined for each defined benefit retirement plan at their measurement date to reflect the yield of a portfolio of high-quality bonds matched against the timing and amounts of projected future benefit payments.

The Company’s expected long-term return on plan assets assumption is based on a periodic review and modelling of the plans’ asset allocation over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modelling, based on reviews of historical data and economic/financial market theory. The expected long-term rate of return on assets was selected from within the range of rates determined by (1) historical actual returns, net of inflation, for the asset classes covered by the investment policy, and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

Plan assets distribution was as follows:

	2020	2019
Plan assets as of December 31:
Equity securities	22%	25%
Debt securities	66%	60%
Real estate mutual fund	9%	11%
Other (including cash)	3%	4%
Total	100%	100%

The Company maintains target allocation percentages among various asset categories based on an investment policy designed to achieve long-term objectives of return, while mitigating downside risk and considering expected cash flows. The Company’s investment policy is reviewed from time to time to ensure consistency with long-term objectives. The Company’s target allocation percentages were materially consistent with the actual percentages above at December 31, 2020.

The fair value of total plan assets by asset category are as follows:

		Fair Value Measurements at Reporting Date Using:
		Quoted Prices in
	Fair value as of	Active Market for	Significant Other	Significant
	December 31,	Identical Assets	Observable Inputs	Unobservable
	2020	(Level 1)	(Level 2)	Inputs (Level 3)
Cash	$785	$785	$—	$—
Equity securities:
Common stock	4,204	4,204	—	—
Fixed income securities:
Investment grade corporate bonds	12,808	12,808	—	—
Other types of investments:
Total return strategies	1,313	1,313	—	—
Real estate mutual fund	1,433	1,433	—	—
Total	$20,543	$20,543	$—	$—

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

		Fair Value Measurements at Reporting Date Using:
		Quoted Prices in
	Fair value as of	Active Market for	Significant Other	Significant
	December 31,	Identical Assets	Observable	Unobservable
	2019	(Level 1)	Inputs (Level 2)	Inputs (Level 3)
Cash Equity securities:	$846	$846	$—	$—
Common stock	2,148	2,148	—	—
Fixed income securities:
Investment grade corporate bonds	11,214	11,214	—	—
Other types of investments:
Total return strategies	2,513	2,513	—	—
Real estate mutual fund	1,976	1,976	—	—
Total	$18,697	$18,697	$—	$—

During the year ended December 31, 2020, the Company contributed $1,263 to the pension plans and expects to contribute $1,617 to its pension plans in 2021.

Expected benefit payments are estimated using the same assumptions used in determining the Company’s benefit obligations as of December 31, 2020. Estimated pension benefit payments expected to be paid in cash in each of the next five years and in the aggregate for the following five years thereafter are as follows:

2021	$782
2022	721
2023	687
2024	842
2025	921
Thereafter	5,794

Defined Contribution Plan

The company has defined contribution benefit plans that cover its employees in the U.S., U.K. (the Group Personal Pension Plan) and Netherlands. Defined contribution benefit expense for the year ended December 31, 2020 and the 2019 Period were $1,347 and $876, respectively.

NOTE 20. STOCK-BASED COMPENSATION

On June 3, 2019, the Company’s shareholders approved the Envigo RMS Holding Corp. Equity Incentive Plan (the “Plan”). Awards may be granted to employees, directors and non-employees under the Plan in the form of a stock option (incentive and non-qualified), stock appreciation right, restricted stock award, restricted stock unit or stock award as defined in the Plan. The total number of shares of our common stock that may be issued pursuant to awards under the plan is 2,500,000 and the total number of shares of common stock available for issuance as incentive stock awards is 500,000. Each share underlying stock options granted and not forfeited or terminated, reduces the number of shares available for future awards by one share.

No stock appreciation rights, restricted stock awards, restricted stock units or stock award have been granted as of December 31, 2020.

On March 20, 2020 (“Grant Date”), the Envigo RMS Holding Corp. Board of Directors approved the grant of non-qualified stock options (“NQSOs”) under the Plan totaling 1,974,731 shares (as adjusted as a result of the 1,000 for 1 reverse split enacted April 14, 2021 discussed in Note 1) to its senior management team. The service date for the NQSOs was also

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

determined to be March 20, 2020 and the NQSOs vest at a cliff date of June 3, 2024. The NQSOs have an initial term of 10 years.

The fair value of NQSOs granted during 2020 was estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.77%
Expected lives (in years)	6.7
Volatility	49%
Dividend yield	None

The risk-free interest rate is based upon the U.S. Treasury Daily Treasury Yield Curve as of the Grant Date weighting the five and seven year maturity rates to determine the rate for a 6.7 year maturity. For the expected term, due to the lack of option exercise history, the Company has elected to use the “simplified method” allowed under SAB Topic 14. Under the simplified method, the expected term is the midpoint between the requisite remaining service term of the options (4.2 years) and the contractual term (9.2 years) of the options. The volatility assumption is based upon the median volatility of comparable companies within the same industry over a 6.7 year period re-levered to reflect the Company’s financial leverage. The Company does not have a history of paying dividends.

During the year ending December 31, 2020, the Company recorded stock-based compensation expense of $446, respectively, related to these NQSOs. The expense is included in selling, general and administrative expense in the consolidated statement of operations. At December 31, 2020, total compensation related to unvested options was $1,941 and is expected to be recognized over 3.4 years. Due to the reverse stock split discussed in Note 1, the options issued under the plan have been reduced to 1,974.731 with the option price increased to $5,720 and the weighted average grant date fair value increased to $1,210.

A summary of the stock option plan at December 31, 2020, and of changes during the year ended December 31, 2020 are as follows:

Weighted
		Weighted		Average
		Average		Remaining	Agregate
		Exercise	Agregated	Contractual	Intrinsic
	# of Shares	Price	Exercise Price	Term	Value
Outstanding at December 31, 2019	—		$—
Granted	1,974.731	$5,720.00	11,295,461
Forfeited	—	$—	—
Exercised	—	$—	—
Expired	—	$—	—
Outstanding at December 31, 2020	1,974.731	$5,720.00	$11,295,461	8.4 years	$—
Exercisable at December 31, 2020	—	$—	$—	—	$—

The following table provides additional information relating outstanding NQSOs as of December 31, 2020:

Shares subject to stock options granted	1,974.731
Weighted average grant date fair value	$1,210.00
Shares subject to stock options exercised	—
Intrinsic value of stock options exercised	$—
Proceeds received from stock options exercised	$—
Tax benefits realized from stock options exercised	$—

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

NOTE 21. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain equipment and facilities under various non-cancellable operating and capital leases. Future minimum lease payments, net of estimated sublease income for the next five years and thereafter are as follows:

	Related
	Parties	Third Party	Total
2021	$387	$3,598	$3,985
2022	394	2,481	2,875
2023	401	1,554	1,955
2024	409	515	924
2025	382	398	780
Thereafter	—	490	490
	$1,973	$9,036	$11,009

Operating lease expense for the year ended December 31, 2020 and the 2019 Period was as follows:

	Year Ended
	December 31, 2020	2019 Period
Equipment	$546	$427
Property leases	4,604	2,592
Vehicles	918	882
Related party property leases	383	216
	$6,451	$4,117

During the year ended December 31, 2020 and the 2019 Period, the Company recorded rental income of $1,576 and $895, respectively, related to the lease of space at its owned facilities in the U.S. and U.K. Estimate rental income related to these leases for the next four years is $1,576 in 2021, $977 in 2022 – 2023 and $410 in 2024.

Employment Contracts

The Company has also entered into service agreements with other current or former executive officers. In the case of Messrs. Hardy and Bibi, the amount payable by the Company on termination of the contract ‘without cause’ in the event of ‘change of control’ (as defined in the relevant contract) is equivalent to 2.99 times the officer’s annual salary plus all incentive compensation earned in the 12 months prior to termination.

Litigation

The Company is party to certain legal actions arising out of the normal course of its business. In management’s opinion, none of these actions will have a material effect on the Company’s operations, financial condition or liquidity. No form of proceedings has been brought, instigated or are known to be contemplated against the Company by any government agency.

NOTE 22. STOCKHOLDERS’ EQUITY

Common Stock

The Parent is authorized to issue 30,000 shares of Class A common stock, par value $0.01 per share, and 3,000 shares of Class B common stock, par value $0.01 per share. The Class A common stock entitles its holders to one vote per share

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

and the Class B common stock is non-voting. As of December 31, 2020 and 2019, there were 18,618.287 shares of Class A common stock and 1,146.767 shares of Class B common stock outstanding. In addition, the Parent is authorized to issue 1,000 shares of preferred stock, par value $0.01 per share, none of which has been issued as of December 31, 2020 and 2019.

Capital Contribution

In June 2019, the Company received $10,210 of capital contribution from its stockholders to funding working capital requirements including LabCorp Transaction costs, post-transaction restructuring costs and EGSI integration costs.

NOTE 23. OTHER OPERATING EXPENSE

Other operating expense consists of the following:

	Year Ended
	December 31, 2020	2019 Period
Transaction expenses	—	$6,041
Integration expenses	$2,285	3,435
COVID-19 expenses	276	—
Restructuring expenses	2,879	1,787
	$5,440	$11,263

Transaction expenses represent legal and professional expenses associated with the completion of the LabCorp Transaction. Integration expenses represent costs incurred to integrate EGSI and Envigo GEMS into the Envigo systems and processes. COVID-19 expenses represent expenses incurred related to the Company’s response to the coronavirus pandemic. Restructuring expenses represent severance and other costs associated with reorganizing Envigo post the LabCorp Transaction and continuing to support the separation of CRS business sold to LabCorp, costs associated with the restructuring with the Bresso restructuring discussed in Note 8, and costs associated with the transition of transportation services to Vanguard as discussed in Note 11. Restructuring expense includes $110 and $499 of severance expense that was not paid during the year ended December 31, 2020 and 2019 Period, respectively. This amount is included in accrued payroll and other benefits on the consolidated balance sheets and paid during the year ended December 31, 2020 and 2019, respectively.

NOTE 24. GEOGRAPHICAL INFORMATION

Revenues by country, excluding discontinued operations, for the year ended December 31, 2020 and the 2019 Period were as follows:

	Year Ended
	December 31, 2020	2019 Period
United States	$185,914	$105,745
Netherlands	24,433	11,621
United Kingdom	11,231	7,583
Israel	6,966	3,958
Spain	4,468	2,766
Canada	3,815	2,650
Italy	3,565	2,139
France	3,203	1,702
Germany	2,774	1,497
	$246,369	$139,661

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND THE PERIOD JUNE 3, 2019 TO DECEMBER 31, 2019

DOLLARS IN (000’s)

Net long-lived assets by country, excluding deferred taxes, assets held for sale and discontinued operations, were as follows:

	December 31, 2020	December 31, 2019
United States	$93,736	$156,655
United Kingdom	3,439	3,466
Netherlands	2,152	2,018
Israel	—	2,646
Spain	1,427	1,311
France	391	405
Italy	207	102
All Other	11	23
	$101,363	$166,626

As discussed in Note 6, the long-term assets of RMS Israel have been reclassified to AHFS as of December 31, 2020.

NOTE 25. ACCUMULATED OTHER COMPREHENSIVE LOSS

	Pension	Cumulative translation adjustment	Total
As of June 3, 2019	$(3,939)	$(3,759)	$(7,698)
Actuarial loss (net of tax)	(639)	—	(639)
Amortization of actuarial loss	246	—	246
Cumulative translation adjustment	(164)	(578)	(742)
As of December 31, 2019	(4,496)	(4,337)	(8,833)

Actuarial loss (net of tax)	(2,816)		(2,816)
Amortization of actuarial loss	483	—	483
Cumulative translation adjustment	(127)	3,151	3,024
As of December 31, 2020	$(6,956)	$(1,186)	$(8,142)

During the year ending December 31, 2021, $722 will be amortized from accumulated other comprehensive loss to profit or loss.

NOTE 26. SUBSEQUENT EVENTS

Subsequent events are defined as those events or transactions that occur after the balance sheet date, but before the financial statements are issued or available to be issued. The Company completed an evaluation of the impact of any subsequent events through March 31, 2021, the date at which the financial statements were available to be issued, and there were deemed to be no material subsequent events requiring further disclosure or adjustment to the financial statements.